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EXHIBIT (a)(1)(C)

Notice of Guaranteed Delivery

        For Tender of Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)

of

Advanced Medical Optics, Inc.

Pursuant to the Offer to Purchase Dated January 27, 2009

by

Rainforest Acquisition Inc.
a wholly-owned subsidiary of

Abbott Laboratories

(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
CITY TIME, ON TUESDAY, FEBRUARY 24, 2009, UNLESS THE OFFER IS EXTENDED
(SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE "EXPIRATION DATE").

        This Notice of Guaranteed Delivery, or one substantially equivalent to this Notice of Guaranteed Delivery, must be used to accept the Offer (as defined below) if certificates representing tendered Shares (as defined below) are not immediately available or the certificates representing tendered Shares and all other required documents cannot be delivered to Computershare Trust Company, N.A. (the "Depositary") on or prior to the Expiration Date or if the procedure for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date. This instrument may be delivered or transmitted by facsimile transmission or mailed to the Depositary. See Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is Computershare Trust Company, N.A.

By Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Facsimile Transmission: For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	By Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tender(s) to Rainforest Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of Abbott Laboratories, an Illinois corporation, upon the terms and subject to the conditions set forth in the offer to purchase, dated January 27, 2009 (as amended or supplemented from time to time, the "Offer to Purchase"), and in the related letter of transmittal (as amended or supplemented from time to time, the "Letter of Transmittal," and together with the Offer to Purchase, the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "AMO Common Stock"), and the associated preferred stock purchase rights issued in connection with the Rights Agreement, dated June 24, 2002, by and between Advanced Medical Optics, Inc., a Delaware corporation ("AMO"), and Mellon Investor Services, LLC (together with the AMO Common Stock, the "Shares"), of AMO, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3—"Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

Name(s) of Record Holder(s)	Number of Shares

Certificate Nos. (if available)

Address(es)
Indicate account number at Book-Entry Transfer
Zip Code	Facility if Shares will be tendered by book-entry transfer:

(Area Code) Telephone No.	Account Number
X	Dated:	, 2009
X	Dated:	, 2009
Signature(s) of Record Holder(s)

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other "eligible guarantor institution," as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary's account at The Depository Trust Company, in either case, together with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantee, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing tendered Shares to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

X
Names of Firm	Authorized Signature

Address(es)	Name (Please Print)

Zip Code	Title
	Dated:	, 2009
(Area Code) Telephone No.

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  EXHIBIT (a)(1)(C)